Exhibit 99.1

Investor Contact:	Press Contact:
Nate Wallace	Sheila Blackwell
301-255-5059	301-255-5486
nate@manu.com	sblackwell@manu.com

Manugistics Announces Fiscal 2006 Fourth Quarter Final Results

ROCKVILLE, Md. — May 11, 2006 — Manugistics Group, Inc. (NASDAQ: MANU), a leading global provider of synchronized supply chain and revenue management solutions, today reported final results for its fiscal 2006 fourth quarter ended February 28, 2006.

For the fiscal 2006 fourth quarter, total revenue was $46.0 million, up 2 percent from $45.2 million in the prior year quarter. Software license revenue was $9.9 million, up 23 percent from $8.1 million in the prior year quarter. Support revenue was $21.8 million, up 6 percent from $20.7 million in the prior year quarter. Product revenue, which is composed of software license and support revenue, was 69 percent of total revenue compared to 64 percent of total revenue in the prior year quarter. Services revenue, excluding reimbursed expenses, was $13.0 million, down 13 percent from $14.8 million in the prior year quarter.

For the fiscal 2006 fourth quarter, the Company reported GAAP net income of $3.4 million, or $0.04 per basic and diluted share, compared to GAAP net loss of $17.2 million, or $0.21 per basic and diluted share, in the prior year quarter. For the fiscal 2006 fourth quarter, the Company reported GAAP operating income of $3.7 million, compared to GAAP operating loss of $15.7 million in the prior year quarter. GAAP net income and GAAP operating income for the quarter ended February 28, 2006 included a $1.6 million benefit for the reversal of bad debt expense due to the collection of an outstanding receivable for which we had previously established a reserve and $0.3 million in exit and disposal charges consisting primarily of property disposals, interest accretion and adjustments to prior exit and disposal plan charges. GAAP net loss for the quarter ended February 28, 2005 included $10.7 million in exit and disposal charges. These charges consisted primarily of $9.2 million for lease abandonment and other charges, including cash expenditures of $7.0 million to be paid through 2018, and $1.5 million for severance and other related benefits for involuntary terminations.

For the fiscal 2006 fourth quarter, the Company reported adjusted operating income of $5.7 million, compared to adjusted operating loss of $0.8 million in the prior year quarter. The Company reported adjusted net income of $4.6 million, or $0.06 per basic and diluted share, for the fiscal 2006 fourth quarter, compared to adjusted net loss of $2.2 million, or $0.03 per basic and diluted share, in the prior year quarter.

Adjusted operating income or loss, adjusted net income or loss and adjusted net income or loss per basic and diluted share referred to in this press release are non-GAAP measures and exclude the following items: amortization of intangibles and acquired technology, charges from exit and disposal activities, asset impairment charge, benefit from tax refund and tax adjustments and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables following the text of this press release. For further information, please refer to the section of the press release titled, “Reasons for Presentation of Non-GAAP Financial Measures.”

Business Metrics — Quarter Ended February 28, 2006

•                  Cash provided by operations was $15.7 million.

•                  Cash, cash equivalents, marketable securities and long-term investments were approximately $140.7 million as of February 28, 2006, compared to $126.5 million as of November 30, 2005.

•                  Capitalized software development costs were $1.0 million for the quarter while amortization of capitalized software development costs for the same period was $2.3 million for a net expense of $1.3 million.

•                  The Company closed 21 significant software license transactions — software license transactions (excluding those recognized on a percentage-of-completion or ratable basis) of $100,000 or greater recognized in the quarter.

•                  The Company recognized three significant software license transactions of $1 million or greater.

•                  The average selling price for significant software license transactions was approximately $448,000.

•                  19 percent of software license revenue came from significant software license transactions related to new clients.

•                  30 percent of software license revenue came from international sales.

•                  Days Sales Outstanding (DSO) for receivables was 80 days, compared to 84 days for the quarter ended November 30, 2005.

•                  Bookings for the quarter were $1.9 million. Bookings are defined as the amount of software license revenue we expect to recognize in future periods from software license transactions signed during the quarter.

•                  Employee headcount was 761 as of February 28, 2006 compared to 695 as of February 28, 2005. Headcount increased in fiscal 2006 despite lower operating expenses as we migrated part of our product development function to Hyderabad, India to take advantage of the lower wage scale.

Manugistics does not provide forward-looking guidance on software license revenue, total revenue, operating income or net income performance; nor does the Company intend to provide performance updates prior to the next release of quarterly results.

No Conference Call: Manugistics will neither conduct a conference call nor a Web-cast to discuss the Company’s financial performance for its fourth quarter and fiscal 2006.

Other Highlights and Developments:

Fourth Quarter Global Client Wins: The Company signed 21 significant software license transactions in key industries in the Americas, Europe and Asia, with fourth quarter global wins including, among others: Black & Decker; Church & Dwight; Cott Beverage USA; DSG International plc; Lowe’s Companies, Inc.; and The Rainmaker Group.

JDA Software Agrees to Acquire Manugistics: On April 24, 2006, JDA Software Group, Inc. and Manugistics announced that they had entered into a definitive merger agreement for JDA to acquire all of the issued and outstanding shares of Manugistics for approximately $211 million, or $2.50 per share, in cash. Completion of the merger, which is expected to close in the second or third calendar quarter, is subject to the approval of Manugistics’ stockholders, expiration or termination of the applicable Hart-Scott-Rodino waiting periods, and other regulatory and customary conditions.

About Manugistics Group, Inc.

Manugistics powers the synchronized supply chain. Clients depend on Manugistics to position them one step ahead of demand. With Manugistics’ unparalleled supply chain and revenue management solutions, clients achieve improved forecast and inventory accuracy and leverage industry leading pricing and yield management solutions to maximize profits while ensuring optimum supply for constantly changing demand. Its clients include industry leaders such as Boeing, Canadian Tire, Cingular, Circuit City, Coca-Cola Bottling, Coty International, DHL, Diageo, DSG International plc, DuPont, Eurostar Group Ltd., Georgia-Pacific, Great North Eastern Railway (GNER), Harley-Davidson, Harrah’s Entertainment, H.J. Heinz,  Limited Brands, Kraft Foods, Marriott, McCormick, Nestle, RadioShack, The Scotts Company, Sears Holdings Corporation, Sinotrans, Unilever and Wickes Building Supplies. For more information, visit our website at www.manugistics.com.

Reasons for Presentation of Non-GAAP Financial Measures

The non-GAAP financial measures presented in the text of this press release and accompanying supplementary financial information (also referred to as “adjusted”) represent the financial measures used by the Company’s management to evaluate the quarterly operating performance of the Company and to conduct its business operations. These non-GAAP financial measures are also used by management to evaluate return on investment, income contribution and future impact to operating results of potential mergers and acquisitions. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to competitors’ operating results and the software industry in general. This non-GAAP financial information is provided as additional information for investors and is not in accordance with, or an alternative to, GAAP. In addition, the non-GAAP financial information provided may be different than similar measures used by other companies. However, the Company’s management believes these non-GAAP measures provide useful information to investors, potential investors, securities analysts and others so each group can evaluate the Company’s current and future prospects in the same manner as management if they so choose. The Company believes its non-GAAP measures of operating performance better reflect the underlying economics of its business and better align with the cash flow performance of the Company as measured under GAAP than it does with operating results as presented under GAAP, which include or may include, from time to time, non-cash charges for amortization expense and purchased research and development related to acquisitions, impairment losses on long-lived assets, exit and disposal activities, one-time tax benefits and non-cash stock option compensation charges. A reconciliation of GAAP results to adjusted results has been provided in the financial statement tables that accompany this press release.

Forward-Looking Statements

This release contains forward-looking statements that refer to plans and expectations for the future and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, the following: (1) the Company’s ability to obtain shareholder and regulatory approvals for the Merger and to consummate the Merger; (2) the Company’s ability to generate sufficient cash flow to meet its existing debt obligations and effectively conduct its business operations; (3) the implementation of the Company’s exit and disposal plans and other cost reduction measures to align its cost structure with its revenue; (4) the Company’s ability to motivate, hire and retain its highly skilled and qualified workforce; (5) continued softness in the market conditions for enterprise application software, as well as political upheaval and unrest; (6) the Company’s ability to overcome its difficulties in sales execution; (7) the ability of the Company’s management to accurately forecast revenue or to adjust the Company’s cost structure, most of which is fixed in the short-term, quickly enough to align it with revenue; (8) the ability of the Company’s management to accurately project cost savings from exit and disposal activities and other cost saving initiatives; (9) the Company’s ability to maintain its competitive place in the markets for its products and services, to keep pace with the rapid technological advances or to introduce new products or product versions that satisfy customer demand, achieve market acceptance or meet competitive challenges; and (10) the Company’s ability to remain competitive in its markets as the enterprise application software sector consolidates. With respect to the exit and disposal plans and changes in organizational structure and senior management, there can be no assurances as to the effectiveness of these plans and changes on the Company’s overall financial performance and condition, that further similar initiatives will not be undertaken in the future, or that these plans will not have an adverse impact on the Company’s ability to successfully operate its business.

Forward-looking statements may be identified by the use of words such as “anticipate,” “assume,” “believe,” “confident,” “deliver,” “expect,” “focus,” “forecast,” “goal,” “intend,” “might,” “objectives,” “pipeline,” “plan,” “predict,” “probably,” “should,” “strategy,” “target,” or “would.” Additional information about factors that potentially could affect Manugistics’ financial results is included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended February 28, 2005 and its Quarterly Report on Form 10-Q for the quarter ended November 30, 2005. Manugistics assumes no obligation to update the forward-looking information contained in this announcement.

Manugistics is a registered trademark, and the Manugistics logo and Manugistics NetWORKS are trademarks of Manugistics, Inc. All other product or company names mentioned are used for identification purposes only, and may be trademarks of their respective owners.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP (1)
(in thousands, except per share data)

	Three Months Ended February 28, (Unaudited)		Year Ended February 28, (Unaudited)
	2006	2005	2006	2005
REVENUE:
Software license	$9,928	$8,060	$27,480	$36,203
Support	21,824	20,667	86,493	84,050
Services	12,997	14,842	56,121	64,933
Reimbursed expenses	1,213	1,647	6,098	7,920
Total revenue	45,962	45,216	176,192	193,106

OPERATING EXPENSES:
Cost of revenue:
Cost of software license	3,719	3,352	14,900	14,213
Amortization of acquired technology	935	2,569	5,678	13,207
Cost of services and support	14,688	18,073	60,846	73,694
Cost of reimbursed expenses	1,213	1,647	6,098	7,920
Sales and marketing	9,714	10,810	38,556	52,662
Product development	5,540	7,253	27,517	32,404
General and administrative	5,381	4,840	19,876	22,110
Amortization of intangibles	766	1,662	5,753	6,648
Asset impairment	—	—	3,733	—
Exit and disposal activities	311	10,676	3,299	17,312
Non-cash stock option compensation charge	—	—	—	168
Total operating expenses	42,267	60,882	186,256	240,338

OPERATING INCOME (LOSS)	3,695	(15,666)	(10,064)	(47,232)
OTHER EXPENSE, NET	(1,343)	(1,659)	(5,789)	(7,314)
INCOME (LOSS) BEFORE INCOME TAXES	2,352	(17,325)	(15,853)	(54,546)
(BENEFIT) PROVISION FOR INCOME TAXES	(1,083)	(169)	(3,610)	725
NET INCOME (LOSS)	$3,435	$(17,156)	$(12,243)	$(55,271)

BASIC EARNINGS (LOSS) PER SHARE	$0.04	$(0.21)	$(0.15)	$(0.67)

DILUTED EARNINGS (LOSS) PER SHARE	$0.04	$(0.21)	$(0.15)	$(0.67)

SHARES USED IN BASIC EARNINGS (LOSS) PER SHARE
CALCULATION:	82,888	81,929	82,417	81,913

SHARES USED IN DILUTED EARNINGS (LOSS) PER SHARE
CALCULATION:	83,202	81,929	82,417	81,913

(1)             GAAP = Generally Accepted Accounting Principles

MANUGISTICS GROUP, INC AND SUBSIDIARIES
ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - NON - GAAP (1)
(in thousands, except per share data)

	Three Months Ended February 28, (Unaudited)		Year Ended February 28, (Unaudited)
	2006	2005	2006	2005
REVENUE:
Software license	$9,928	$8,060	$27,480	$36,203
Support	21,824	20,667	86,493	84,050
Services	12,997	14,842	56,121	64,933
Reimbursed expenses	1,213	1,647	6,098	7,920
Total revenue	45,962	45,216	176,192	193,106

OPERATING EXPENSES:
Cost of revenue:
Cost of software license	3,719	3,352	14,900	14,213
Cost of services and support	14,688	18,073	60,846	73,694
Cost of reimbursed expenses	1,213	1,647	6,098	7,920
Sales and marketing	9,714	10,810	38,556	52,662
Product development	5,540	7,253	27,517	32,404
General and administrative	5,381	4,840	19,876	22,110
Total operating expenses	40,255	45,975	167,793	203,003

ADJUSTED OPERATING INCOME (LOSS)	5,707	(759)	8,399	(9,897)
OTHER EXPENSE, NET	(1,343)	(1,659)	(5,789)	(7,314)
ADJUSTED INCOME (LOSS) BEFORE INCOME TAXES	4,364	(2,418)	2,610	(17,211)
(BENEFIT) PROVISION FOR INCOME TAXES	(236)	(169)	456	725
ADJUSTED NET INCOME (LOSS)	$4,600	$(2,249)	$2,154	$(17,936)

BASIC EARNINGS (LOSS) PER SHARE	$0.06	$(0.03)	$0.03	$(0.22)

DILUTED EARNINGS (LOSS) PER SHARE	$0.06	$(0.03)	$0.03	$(0.22)

SHARES USED IN BASIC EARNINGS (LOSS) PER SHARE CALCULATION:	82,888	81,929	82,417	81,913

SHARES USED IN DILUTED EARNINGS (LOSS) PER SHARE CALCULATION:	83,202	81,929	82,653	81,913

(1)             The adjusted condensed consolidated statements of operations is a non-GAAP presentation of the Company’s financial performance that is intended to enhance the understanding of the results of operations. Please see the reconciliation to GAAP results that also accompanies this press release.

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED FEBRUARY 28, 2006
(in thousands, except per share data)
(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$9,928	$—		$9,928
Support	21,824	—		21,824
Services	12,997	—		12,997
Reimbursed expenses	1,213	—		1,213
Total revenue	45,962	—		45,962

OPERATING EXPENSES:
Cost of revenue:
Cost of software license	3,719	—		3,719
Amortization of acquired technology	935	(935	)(a)	—
Cost of services and support	14,688	—		14,688
Cost of reimbursed expenses	1,213	—		1,213
Sales and marketing	9,714	—		9,714
Product development	5,540	—		5,540
General and administrative	5,381	—		5,381
Amortization of intangibles	766	(766	)(a)	—
Exit and disposal activities	311	(311	)(b)	—
Total operating expenses	42,267	(2,012)		40,255

OPERATING INCOME	3,695	2,012		5,707
OTHER EXPENSE, NET	(1,343)	—		(1,343)
INCOME BEFORE INCOME TAXES	2,352	2,012		4,364
BENEFIT FOR INCOME TAXES	(1,083)	847		(236)
NET INCOME	$3,435	$1,165		$4,600

BASIC EARNINGS PER SHARE	$0.04			$0.06

DILUTED EARNINGS PER SHARE	$0.04			$0.06

SHARES USED IN BASIC EARNINGS PER SHARE CALCULATION:	82,888			82,888

SHARES USED IN DILUTED EARNINGS PER SHARE CALCULATION:	83,202			83,202

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
THREE MONTHS ENDED FEBRUARY 28, 2005
(in thousands, except per share data)
(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$8,060	$—		$8,060
Support	20,667	—		20,667
Services	14,842	—		14,842
Reimbursed expenses	1,647	—		1,647
Total revenue	45,216	—		45,216

OPERATING EXPENSES:
Cost of revenue:
Cost of software license	3,352	—		3,352
Amortization of acquired technology	2,569	(2,569	)(a)	—
Cost of services and support	18,073	—		18,073
Cost of reimbursed expenses	1,647	—		1,647
Sales and marketing	10,810	—		10,810
Product development	7,253	—		7,253
General and administrative	4,840	—		4,840
Amortization of intangibles	1,662	(1,662	)(a)	—
Exit and disposal activities	10,676	(10,676	)(b)	—
Total operating expenses	60,882	(14,907)		45,975

OPERATING LOSS	(15,666)	14,907		(759)
OTHER EXPENSE, NET	(1,659)	—		(1,659)
LOSS BEFORE INCOME TAXES	(17,325)	14,907		(2,418)
PROVISION FOR INCOME TAXES	(169)	—		(169)
NET LOSS	$(17,156)	$14,907		$(2,249)

BASIC AND DILUTED LOSS PER SHARE	$(0.21)			$(0.03)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	81,929			81,929

MANUGISTICS GROUP, INC AND SUBSIDIARIESZ
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
YEAR ENDED FEBRUARY 28, 2006
(in thousands, except per share data)
(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$27,480	$—		$27,480
Support	86,493	—		86,493
Services	56,121	—		56,121
Reimbursed expenses	6,098	—		6,098
Total revenue	176,192	—		176,192

OPERATING EXPENSES:
Cost of Revenue:
Cost of software license	14,900	—		14,900
Amortization of acquired technology	5,678	(5,678	)(a)	—
Cost of services and support	60,846	—		60,846
Cost of reimbursed expenses	6,098	—		6,098
Sales and marketing	38,556	—		38,556
Product development	27,517	—		27,517
General and administrative	19,876	—		19,876
Amortization of intangibles	5,753	(5,753	)(a)	—
Asset Impairment	3,733	(3,733	)(d)	—
Exit and disposal activities	3,299	(3,299	)(b)	—
Total operating expenses	186,256	(18,463)		167,793

OPERATING (LOSS) INCOME	(10,064)	18,463		8,399
OTHER EXPENSE, NET	(5,789)	—		(5,789)
(LOSS) INCOME BEFORE INCOME TAXES	(15,853)	18,463		2,610
BENEFIT FOR INCOME TAXES	(3,610)	4,066	(e)	456
NET (LOSS) INCOME	$(12,243)	$14,397		$2,154

BASIC (LOSS) EARNINGS PER SHARE	$(0.15)			$0.03

DILUTED (LOSS) EARNINGS PER SHARE	$(0.15)			$0.03

SHARES USED IN BASIC (LOSS) EARNINGS PER SHARE CALCULATION:	82,417			82,417

SHARES USED IN DILUTED (LOSS) EARNINGS PER SHARE CALCULATION:	82,417			82,653

MANUGISTICS GROUP, INC AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED CONDENSED CONSOLIDATED
STATEMENTS OF OPERATIONS
YEAR ENDED FEBRUARY 28, 2005
(in thousands, except per share data)
(Unaudited)

	GAAP	Adjustments		Adjusted (1)
REVENUE:
Software license	$36,203	$—		$36,203
Support	84,050	—		84,050
Services	64,933	—		64,933
Reimbursed expenses	7,920	—		7,920
Total revenue	193,106	—		193,106

OPERATING EXPENSES:
Cost of revenue:
Cost of software license	14,213			14,213
Amortization of acquired technology	13,207	(13,207	)(a)	—
Cost of services and support	73,694	—		73,694
Cost of reimbursed expenses	7,920	—		7,920
Sales and marketing	52,662	—		52,662
Product development	32,404	—		32,404
General and administrative	22,110	—		22,110
Amortization of intangibles	6,648	(6,648	)(a)	—
Exit and disposal activities	17,312	(17,312	)(b)	—
Non-cash stock option compensation charge	168	(168	)(c)	—
Total operating expenses	240,338	(37,335)		203,003

OPERATING LOSS	(47,232)	37,335		(9,897)
OTHER EXPENSE, NET	(7,314)	—		(7,314)
LOSS BEFORE INCOME TAXES	(54,546)	37,335		(17,211)
PROVISION FOR INCOME TAXES	725	—		725
NET LOSS	$(55,271)	$37,335		$(17,936)

BASIC AND DILUTED LOSS PER SHARE	$(0.67)			$(0.22)

SHARES USED IN BASIC AND DILUTED LOSS PER SHARE CALCULATION:	81,913			81,913

(1)             The adjusted financial information provided is a non-GAAP measure of the Company’s financial performance that is intended to enhance the understanding of the results of operations.

Footnotes:

(a) Amortization of intangibles and acquired technology related to acquisitions

(b) Exit and disposal activities

(c) Non-cash stock option compensation charge

(d) Impairment of long-lived assets

(e) Benefit from tax refund and adjustments

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	February 28, 2006	November 30, 2005	February 28, 2005
	(unaudited)	(unaudited)	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$79,538	$67,234	$80,342
Marketable securities	61,189	56,332	49,636
Total cash, cash equivalents and marketable securities	140,727	123,566	129,978

Accounts receivable, net	41,183	37,045	45,659
Other current assets	8,474	9,923	10,890
Total current assets	190,384	170,534	186,527

NONCURRENT ASSETS:
Property and equipment, net	13,682	14,585	15,795
Software development costs, net	8,311	9,580	14,390
Goodwill	185,818	185,784	185,658
Intangible and other assets, net	15,116	16,882	31,999
Long-term investments	—	2,942	5,911
TOTAL	$413,311	$400,307	$440,280

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,062	$4,718	$7,117
Accrued liabilities	23,921	20,157	30,704
Deferred revenue	39,628	34,576	43,173
Total current liabilities	69,611	59,451	80,994

NONCURRENT LIABILITIES:
Convertible debt	175,500	175,500	175,500
Long-term debt and capital leases	910	1,151	1,668
Other	13,367	15,041	17,372

STOCKHOLDERS’ EQUITY	153,923	149,164	164,746
TOTAL	$413,311	$400,307	$440,280

SUPPLEMENTAL BALANCE SHEET INFORMATION:
Total cash, cash equivalents, marketable securities and long-term investments	$140,727	$126,508	$135,889

MANUGISTICS GROUP, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended February 28, (Unaudited)		Year Ended February 28, (Unaudited)
	2006	2005	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3,435	$(17,156)	$(12,243)	$(55,271)
Non-cash items	5,318	20,182	36,828	61,855
Changes in assets and liabilities	6,925	4,336	(10,061)	(12,592)
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	15,678	7,362	14,524	(6,008)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(360)	(715)	(3,090)	(4,067)
Capitalization/purchases of software	(1,044)	(2,490)	(3,621)	(9,831)
Purchases of marketable securities, net	(1,672)	(3,209)	(5,060)	(1,094)
Sales of long-term investments, net	—	8,168	—	3,040
Proceeds from sale of fractional shares of jet	—	—	—	—
NET CASH (USED IN) PROVIDED BY INVESTING ACTIVITIES	(3,076)	1,754	(11,771)	(9,994)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments - long-term debt, net	(620)	(631)	(2,865)	(2,607)
Proceeds from exercise of stock options and employee stock plan purchases	95	152	463	897
NET CASH USED IN FINANCING ACTIVITIES	(525)	(479)	(2,402)	(1,710)

EFFECTS OF EXCHANGE RATES ON CASH BALANCES	227	89	(1,155)	495

NET CHANGE IN CASH AND CASH EQUIVALENTS	12,304	8,726	(804)	(17,217)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	67,234	71,616	80,342	97,559
CASH AND CASH EQUIVALENTS, END OF PERIOD	$79,538	$80,342	$79,538	$80,342

MANUGISTICS GROUP, INC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(in thousands)

	Three Months Ended February 28, (Unaudited)		Year Ended February 28, (Unaudited)
	2006	2005	2006	2005
Days sales outstanding (DSO) - accounts receivable, net	81	91

Product development costs, as reported	$5,540	$7,253	$27,517	$32,404
Capitalized software development costs	1,044	2,433	3,501	9,573
Gross product development costs	$6,584	$9,686	$31,018	$41,977
Gross product development costs -% of revenue	14.3%	21.4%	17.6%	21.7%

Capitalized software development costs	$1,044	$2,433	$3,501	$9,573
Amortization of capitalized software development costs	(2,313)	(2,183)	(9,579)	(9,407)
Net	$(1,269)	$250	$(6,078)	$166